GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

1 of 14

January 27, 2010	GERMAN AMERICAN BANCORP, INC. (GABC)
REPORTS STRONG 4th QUARTER AND 2009 ANNUAL
EARNINGS

Summary

German American Bancorp, Inc. (NASDAQ: GABC) today reported yet another quarter of strong earnings, posting 4th quarter net income of $3,321,000, or $0.30 per share.  This represents the second highest level of quarterly earnings in the Company’s history, exceeded only by the quarterly earnings recorded in the 4th quarter of 2008.  Inclusive of the strong 4th quarter results, 2009 reported earnings were $12,218,000, or $1.10 per share.  This level of annual earnings also represents the second highest reported annual financial performance in the Company’s history

In the face of a more difficult economic and operating environment in the current year, the strong level of 2009 annual earnings was only approximately 5% under the record net income of $12,803,000, or $1.16 per share, earned in 2008.  The Company’s current year performance was enhanced by a $3.6 million, or nearly a 9%, improvement in net interest income.  This improvement in net interest income resulted from the combination of an increase in the Company’s average balance of loans and investments of approximately $62 million, or nearly 6%, and an increase in the net interest margin to 3.95% as compared to 3.82% in 2008.

The Company also strengthened its level of loan loss reserves by adding approximately $1.5 million to its allowance for loan losses during the year, while the provision for loan losses was approximately $250 thousand less than what was required in provision expense in 2008.  The Company also significantly enhanced its capital position during 2009.  Largely as a result of the strong 2009 retained earnings, the Company’s capital strength, in the form of total shareholders’ equity, increased by $8.4 million, or nearly 8%, during the year.

In a direct reflection of the weakened economic environment in which the Company operated during 2009, revenues and fees generated from the Company’s insurance, investment, and trust activities declined by approximately $1.7 million, or nearly 20%, during the year while fees derived from deposit service charges declined by $500 thousand, or 11%.  Additionally, the Company experienced approximately $1.7 million in additional operating expenses due to significant increases in the level of FDIC insurance premiums, resulting from an industry-wide increase in deposit insurance assessments as the FDIC began charging higher deposit insurance premiums to all depository institutions, including healthy banks, in order to recapitalize the deposit insurance fund.  Additionally, the Company experienced approximately $1.0 million in higher health insurance costs in 2009 due to elevated claims experience within the Company’s partially self-insured health insurance plan.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

2 of 14

Mark A. Schroeder, Chief Executive Officer of German American, commenting on the 2009 financial results stated, “We continue to be very pleased that, in the face of a very difficult economic and operating environment, we were able to yet again post a very strong quarter and year in terms of earnings performance.  German American’s ability to achieve the two best years in our history in terms of financial performance during 2008 and 2009 stands in contrast to the majority of the banking industry, in which many companies posted the two worst years in their history during this same time period.  The achievement of this feat didn’t occur by accident, but rather it is the cumulative result of years of hard work and steadfast commitment to conservative, time-tested financial management strategies by a talented and dedicated group of financial professionals.

German American’s superior operating performance in the face of the current economic challenges is being recognized on both a regional and national level, culminating with an invitation to participate in a meeting at the White House with President Obama and key members of his Administration late in the 4th quarter.  At the meeting, German American was one of only 12 community banks from throughout the country from which the Administration sought input relative to the challenges and opportunities facing community banks in the current economic environment.”

Schroeder continued, “It was most certainly an honor for our organization to be invited to participate in the meeting with the President and we appreciate the positive response we received regarding our performance from the financial media and the strong level of stock performance we enjoyed during 2009, but we also recognize that we are not immune from the effect of a continued stagnant economic environment.  That said, we firmly believe that our management philosophy will serve us well in both good and more difficult times, and that, executed effectively, the conservative, time-tested financial management strategies derived from that philosophy will consistently deliver the achievement of our overall goal of superior top-quartile financial performance when compared to peer Midwestern banking companies.”

The Company also announced that its Board of Directors declared its regular quarterly cash dividend of $0.14 per share which will be payable on February 20, 2010 to shareholders of record as of February 10, 2010.

German American Bancorp, Inc. is a financial services holding company based in Jasper, Indiana. The Company’s Common Stock is traded on NASDAQ’s Global Select Market System under the symbol GABC.  The principal subsidiary of German American Bancorp, Inc. is its banking subsidiary, German American Bancorp which operates 28 retail banking offices in the ten contiguous Southern Indiana counties of Daviess, Dubois, Gibson, Knox, Lawrence, Martin, Monroe, Perry, Pike, and Spencer. German American Bancorp owns a trust, brokerage and financial planning subsidiary which operate from its banking offices and a full line property and casualty insurance agency with seven insurance agency offices throughout its market area.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

3 of 14

Balance Sheet Highlights

End-of-period loans outstanding declined 4% on an annualized basis during the fourth quarter of 2009 compared with the quarter-ended September 30, 2009 and approximately 1% during the year-ended December 31, 2009 compared with the year ended 2008.  The overall decline in the level of loans has largely been driven by soft loan demand in the commercial and consumer portfolios attributable to a difficult and cautious economic environment.  The decline in the residential portfolio was attributable to the significant refinance activity throughout 2009 in a historically low interest rate environment in which the Company sold the majority of its residential mortgage loan production into the secondary market.

End of Period Loan Balances				Annualized
	12/31/09	09/30/09	$ Change	% Change

Commercial & Industrial Loans	$523,217	$529,868	$(6,651)	-5%
Agricultural Loans	156,845	152,758	4,087	11%
Consumer Loans	114,736	119,489	(4,753)	-16%
Residential Mortgage Loans	84,677	87,099	(2,422)	-11%
	$879,475	$889,214	$(9,739)	-4%

End of Period Loan Balances				Annual
	12/31/09	12/31/08	$ Change	% Change

Commercial & Industrial Loans	$523,217	$505,191	$18,026	4%
Agricultural Loans	156,845	159,923	(3,078)	-2%
Consumer Loans	114,736	127,343	(12,607)	-10%
Residential Mortgage Loans	84,677	100,054	(15,377)	-15%
	$879,475	$892,511	$(13,036)	-1%

Non-performing loans totaled $8.8 million at December 31, 2009 compared to $9.9 million of non-performing loans at September 30, 2009.  Non-performing loans represented 1.00% of total outstanding loans at December 31, 2009 compared with 1.12% of total loans outstanding at September 30, 2009.  The majority of this decline was the result of a single commercial real estate loan that migrated from the non-performing loan category to other real estate as of year-end 2009.  Non-performing loans totaled $8.4 million at year-end 2008 or 0.94% of total loans outstanding at December 31, 2008.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

4 of 14

The Company’s allowance for loan losses totaled $11.0 million at December 31, 2009, an increase of $228,000 or 2%, compared with $10.8 million at September 30, 2009.  The allowance for loan losses represented 1.25% of period end loans at December 31, 2009 compared with 1.22% at September 30, 2009. The allowance for loan losses represented 125% of period end non-performing loans at December 31, 2009 and 109% of period end non-performing loans at September 30, 2009.  The allowance for loan loss totaled $9.5 million at year-end 2008 and represented 1.07% of total loans and 114% of non-performing loans at December 31, 2008.

End-of-period deposits increased approximately 3% during both the quarter-ended and year-ended December 31, 2009 compared with the quarter ended September 30, 2009 and year ended December 31, 2008.  The increase was attributable to growth of the Company’s core deposit base throughout its primary market area.

End of Period Deposit Balances				Annualized
	12/31/09	09/30/09	$ Change	% Change

Non-interest-bearing Demand Deposits	$155,268	$147,704	$7,564	20%
Interest-bearing Demand, Savings,
& Money Market Accounts	484,699	475,506	9,193	8%
Time Deposits < $100,000	256,401	253,082	3,319	5%
Time Deposits of $100,000 or more
& Brokered Deposits	73,275	85,046	(11,771)	-55%
	$969,643	$961,338	$8,305	3%

End of Period Deposit Balances				Annual
	12/31/09	12/31/08	$ Change	% Change

Non-interest-bearing Demand Deposits	$155,268	$147,977	$7,291	5%
Interest-bearing Demand, Savings,
& Money Market Accounts	484,699	439,305	45,394	10%
Time Deposits < $100,000	256,401	250,339	6,062	2%
Time Deposits of $100,000 or more
& Brokered Deposits	73,275	104,129	(30,854)	-30%
	$969,643	$941,750	$27,893	3%

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

5 of 14

Results of Operations Highlights

Year ended December 31, 2009 compared to year ended December 31, 2008

Net income for the year ended December 31, 2009 totaled $12,218,000, a decrease of $585,000 or 5% from the year ended December 31, 2008 net income of $12,803,000.

Summary Average Balance Sheet
(Tax-equivalent basis / $ in Thousands)

	Year Ended December 31, 2009			Year Ended December 31, 2008
	Principal	Income/	Yield/	Principal	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Federal Funds Sold and Other
Short-term Investments	$41,085	$106	0.26%	$35,064	$593	1.69%
Securities	215,994	10,274	4.76%	170,771	9,171	5.37%
Loans and Leases	891,322	54,166	6.08%	880,630	58,669	6.66%
Total Interest Earning Assets	$1,148,401	$64,546	5.62%	$1,086,465	$68,433	6.30%

Liabilities
Demand Deposit Accounts	$149,673			$140,962

Interest-bearing Demand, Savings,
and Money Market Accounts	$473,214	$3,241	0.68%	$422,060	$6,846	1.62%
Time Deposits	341,041	10,254	3.01%	359,115	14,366	4.00%
FHLB Advances and Other
Borrowings	143,332	5,728	4.00%	138,888	5,696	4.10%
Total Interest-Bearing Liabilities	$957,587	$19,223	2.01%	$920,063	$26,908	2.92%

Cost of Funds			1.67%			2.48%
Net Interest Income		$45,323			$41,525
Net Interest Margin			3.95%			3.82%

During the year ended December 31, 2009, net interest income totaled $44,513,000 representing an increase of $3,576,000 or 9% from the year ended December 31, 2008.  The tax equivalent net interest margin for the year ended 2009 was 3.95% compared to 3.82% in 2008.

The provision for loan loss totaled $3,750,000 during the year ended December 31, 2009, representing a decline of $240,000 or 6% from the year ended December 31, 2008.  During 2009, the provision for loan loss represented approximately 42 basis points of average loans while net charge-offs represented approximately 25 basis points of average loans.

During the year ended December 31, 2009, non-interest income declined approximately 13% from the year ended December 31, 2008.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

6 of 14

Non-interest Income	Year	Year
	Ended	Ended
	12/31/09	12/31/08	$ Change	% Change

Trust and Investment Product Fees	$1,617	$2,288	$(671)	-29%
Service Charges on Deposit Accounts	4,395	4,920	(525)	-11%
Insurance Revenues	5,296	6,306	(1,010)	-16%
Company Owned Life Insurance	1,104	791	313	40%
Other Operating Income	2,110	2,412	(302)	-13%
Subtotal	14,522	16,717	(2,195)	-13%
Net Gains on Sales of Loans and
Related Assets	1,760	1,399	361	26%
Net Gain (Loss) on Securities	(423)	94	(517)	n/m
Total Non-interest Income	$15,859	$18,210	$(2,351)	-13%

n/m = not meaningful

Trust and investment product fees decreased 29% during the year ended December 31, 2009 compared with the year ended December 31, 2008.  This decline was primarily attributable to continued difficult market conditions and changes in customers’ investment preferences.  Deposit service charges and fees declined by 11% due in large part to less customer utilization of the Company’s overdraft protection program.  Insurance revenues declined 16% during the year ended December 31, 2009 compared with 2008. The decline was largely attributable to a decrease in contingency revenue and lower levels of commercial insurance revenues from the Company’s property and casualty insurance subsidiary.  Company owned life insurance income increased 40% during 2009 compared with 2008 resulting from death benefits received from life insurance policies during 2009.

During 2009, the net gain on sale of residential loans increased 26% from the gain recognized in 2008 driven largely by a higher level of loans sold into the secondary market during 2009 as compared to 2008.  The net loss on securities during 2009 was related to the recognition of other-than-temporary impairment charges on the Company’s portfolio of non-controlling investments in other banking organizations.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

7 of 14

During the year ended December 31, 2009, non-interest expense increased approximately 10% compared with year ended December 31, 2008.

Non-interest Expense	Year	Year
	Ended	Ended
	12/31/09	12/31/08	$ Change	% Change

Salaries and Employee Benefits	$21,961	$20,786	$1,175	6%
Occupancy, Furniture and Equipment Expense	6,035	5,677	358	6%
FDIC Premiums	1,863	209	1,654	791%
Data Processing Fees	1,368	1,493	(125)	-8%
Professional Fees	1,740	1,670	70	4%
Advertising and Promotion	993	1,078	(85)	-8%
Intangible Amortization	909	889	20	2%
Other Operating Expenses	5,522	4,914	608	12%
Total Non-interest Expense	$40,391	$36,716	$3,675	10%

Salaries and benefits expense increased approximately 6% during 2009 compared with 2008.  The increase was primarily the result of increased costs associated with the Company’s partially self-insured health insurance plan.  Occupancy, furniture and equipment expense increased 6% during 2009 compared with 2008 due in large part to depreciation expense associated with renovations of existing branch facilities and upgrades to and purchases of information technology systems.

The Company’s FDIC deposit insurance assessments increased 791% during the year-ended December 31, 2009 compared with the same period of 2008.  This increase resulted from an industry-wide increase in quarterly assessments as the FDIC began to recapitalize the deposit insurance fund, in addition to an industry wide special assessment in the second quarter of 2009 of approximately $550,000 which represented 5 basis points of the Company’s subsidiary bank’s total assets less Tier 1 Capital.

Other operating expenses increased by 12% during the year ended December 31, 2009 compared with 2008.  The increase was largely attributable to an increased level of loan collection costs during 2009 and to amortization expense related to a new markets tax credit project in which the Company invested in the fourth quarter of 2009.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

8 of 14

Quarter ended December 31, 2009 compared to quarter ended September 30, 2009

Net income for the quarter ended December 31, 2009 totaled $3,321,000, an increase of $130,000 or 4% from third quarter 2009 net income of $3,191,000.

Summary Average Balance Sheet
(Tax-equivalent basis / $ in Thousands)

	Quarter Ended December 31, 2009			Quarter Ended September 30, 2009
	Principal	Income/	Yield/	Principal	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Federal Funds Sold and Other Short-term Investments	$74,452	$42	0.22%	$36,627	$25	0.27%
Securities	230,417	2,557	4.44%	216,013	2,570	4.76%
Loans and Leases	890,740	13,414	5.98%	903,917	13,773	6.05%
Total Interest Earning Assets	$1,195,609	$16,013	5.32%	$1,156,557	$16,368	5.63%

Liabilities
Demand Deposit Accounts	$156,644			$147,437

Interest-bearing Demand, Savings, and Money Market Accounts	$507,124	$736	0.58%	$481,052	$822	0.68%
Time Deposits	337,294	2,290	2.69%	336,251	2,307	2.72%
FHLB Advances and Other Borrowings	151,602	1,497	3.92%	149,602	1,549	4.11%
Total Interest-Bearing Liabilities	$996,020	$4,523	1.80%	$966,905	$4,678	1.92%

Cost of Funds			1.50%			1.61%
Net Interest Income		$11,490			$11,690
Net Interest Margin			3.82%			4.02%

During the quarter ended December 31, 2009, net interest income totaled $11,274,000 representing a decrease of $207,000 or 2% compared with the third quarter of 2009.  The tax equivalent net interest margin for the fourth quarter 2009 was 3.82% compared with 4.02% in the third quarter of 2009.  The decline in net interest income and net interest margin was attributable to lower outstanding loan balances and increased levels of core deposits that during much of the fourth quarter 2009 had not been fully invested into the Company’s securities portfolio.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

9 of 14

The provision for loan loss totaled $750,000 during the quarter ended December 31, 2009, representing a decline of $500,000 or 40% from the third quarter of 2009.  During the fourth quarter of 2009, the annualized provision for loan loss represented approximately 34 basis points of average loans while net charge-offs represented approximately 23 basis points of average loans.

During the quarter ended fourth quarter of 2009, non-interest income decreased approximately 8% from the third quarter of 2009.

Non-interest Income	Qtr Ended	Qtr Ended
	12/31/09	09/30/09	$ Change	% Change

Trust and Investment Product Fees	$305	$465	$(160)	-34%
Service Charges on Deposit Accounts	1,124	1,131	(7)	-1%
Insurance Revenues	1,265	1,254	11	1%
Company Owned Life Insurance	466	200	266	133%
Other Operating Income	643	595	48	8%
Subtotal	3,803	3,645	158	4%
Net Gains on Sales of Loans and
Related Assets	323	411	(88)	-21%
Net Gain (Loss) on Securities	(389)	—	(389)	—%
Total Non-interest Income	$3,737	$4,056	$(319)	-8%

Trust and investment product fees decreased 34% during the quarter ended December 31, 2009 compared with the third quarter of 2009.  This decline was primarily attributable to continued difficult market conditions and internal reorganizations including a change in the Company’s broker/dealer relationship for retail investment products.  Company owned life insurance income increased 133% during fourth quarter of 2009 compared with the third quarter of 2009 resulting from death benefits received from life insurance policies during the quarter ended December 31, 2009.  The net loss on securities during the fourth quarter of 2009 was the result of the recognition of other-than-temporary impairment charges on the Company’s portfolio of non-controlling investments in other banking organizations.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

10 of 14

During the quarter ended December 31, 2009, non-interest expense increased approximately 2% compared with the third quarter of 2009.

Non-interest Expense	Qtr Ended	Qtr Ended
	12/31/09	09/30/09	$ Change	% Change

Salaries and Employee Benefits	$5,405	$5,427	$(22)	—%
Occupancy, Furniture and Equipment Expense	1,504	1,532	(28)	-2%
FDIC Premiums	313	330	(17)	-5%
Data Processing Fees	346	321	25	8%
Professional Fees	443	285	158	55%
Advertising and Promotion	240	266	(26)	-10%
Intangible Amortization	232	235	(3)	-1%
Other Operating Expenses	1,675	1,523	152	10%
Total Non-interest Expense	$10,158	$9,919	$239	2%

Salaries and benefits expense remained stable during the fourth quarter of 2009 compared with the third quarter of 2009.  Professional fees increased 55% during the quarter ended December 31, 2009 compared with the third quarter of 2009.  This increase was primarily attributable to an increased level of legal fees.

Other operating expenses increased by 10% during the fourth quarter of 2009 compared with the third quarter of 2009.  The increase was largely attributable to an increased level of loan collection costs during the fourth quarter 2009 and to amortization expense related to a new markets tax credit project in which the Company invested in the fourth quarter of 2009.  The increase was partially mitigated by reduced loss claims activity at the Company’s captive insurance company.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

11 of 14

Forward Looking Statements

The Company's statement in this press release regarding the Company’s expectations concerning achieving its goal of superior top quartile financial performance when compared to peer Midwestern banking companies" is a "forward-looking statement” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release. Factors that could cause actual experience to differ from the expectations implied in this press release include changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; continued deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration and dampened loan demand; actions of the Federal Reserve Board; changes in accounting principles and interpretations; and actions of the Department of the Treasury and the Federal Deposit Insurance Corporation under the Emergency Economic Stabilization Act of 2008 and the Federal Deposit Insurance Act and other legislative and regulatory actions and reforms. These forward-looking statements speak only as of the date of this press release and German American undertakes no obligation to update any such forward-looking statement to reflect events or circumstances that occur after the date hereof.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

12 of 14

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	December 31,	September 30,	December 31,
	2009	2009	2008

ASSETS
Cash and Due from Banks	$16,052	$19,137	$17,201
Short-term Investments	12,002	40,813	27,791
Investment Securities	253,714	206,502	179,166

Loans Held-for-Sale	5,706	8,105	3,166

Loans, Net of Unearned Income	877,822	887,449	890,436
Allowance for Loan Losses	(11,016)	(10,788)	(9,522)
Net Loans	866,806	876,661	880,914

Stock in FHLB and Other Restricted Stock	10,621	10,621	10,621
Premises and Equipment	22,153	22,237	22,330
Goodwill and Other Intangible Assets	12,273	12,505	12,796
Other Assets	43,638	37,234	36,843
TOTAL ASSETS	$1,242,965	$1,233,815	$1,190,828

LIABILITIES
Non-interest-bearing Demand Deposits	$155,268	$147,704	$147,977
Interest-bearing Demand, Savings, and
Money Market Accounts	484,699	475,506	439,305
Time Deposits	329,676	338,128	354,468
Total Deposits	969,643	961,338	941,750

Borrowings	148,121	147,199	131,664
Other Liabilities	11,652	12,888	12,240
TOTAL LIABILITIES	1,129,416	1,121,425	1,085,654

SHAREHOLDERS' EQUITY
Common Stock and Surplus	79,893	79,764	79,401
Retained Earnings	29,041	27,272	23,019
Accumulated Other Comprehensive Income	4,615	5,354	2,754
TOTAL SHAREHOLDERS' EQUITY	113,549	112,390	105,174

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$1,242,965	$1,233,815	$1,190,828

END OF PERIOD SHARES OUTSTANDING	11,077,382	11,077,382	11,030,288

BOOK VALUE PER SHARE	$10.25	$10.15	$9.54

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

13 of 14

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2009	2009	2008	2009	2008

INTEREST INCOME
Interest and Fees on Loans	$13,332	$13,706	$14,178	$53,905	$58,477
Interest on Short-term Investments	42	25	27	106	593
Interest and Dividends on Investment Securities	2,423	2,428	2,308	9,725	8,775
TOTAL INTEREST INCOME	15,797	16,159	16,513	63,736	67,845

INTEREST EXPENSE
Interest on Deposits	3,026	3,129	4,808	13,495	21,212
Interest on Borrowings	1,497	1,549	1,398	5,728	5,696
TOTAL INTEREST EXPENSE	4,523	4,678	6,206	19,223	26,908

NET INTEREST INCOME	11,274	11,481	10,307	44,513	40,937
Provision for Loan Losses	750	1,250	874	3,750	3,990
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	10,524	10,231	9,433	40,763	36,947

NON-INTEREST INCOME
Net Gain on Sales of Loans and Related Assets	323	411	341	1,760	1,399
Net Gain (Loss) on Securities	(389)	-	(85)	(423)	94
Other Non-interest Income	3,803	3,645	4,105	14,522	16,717
TOTAL NON-INTEREST INCOME	3,737	4,056	4,361	15,859	18,210

NON-INTEREST EXPENSE
Salaries and Benefits	5,405	5,427	5,116	21,961	20,786
Other Non-interest Expenses	4,753	4,492	4,108	18,430	15,930
TOTAL NON-INTEREST EXPENSE	10,158	9,919	9,224	40,391	36,716

Income before Income Taxes	4,103	4,368	4,570	16,231	18,441
Income Tax Expense	782	1,177	1,217	4,013	5,638

NET INCOME	$3,321	$3,191	$3,353	$12,218	$12,803

EARNINGS PER SHARE & DILUTED EARNINGS PER SHARE	$0.30	$0.29	$0.30	$1.10	$1.16

WEIGHTED AVERAGE SHARES OUTSTANDING	11,077,382	11,075,709	11,029,624	11,065,917	11,029,519

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	11,085,472	11,084,768	11,030,243	11,068,988	11,029,911

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

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GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2009	2009	2008	2009	2008
EARNINGS PERFORMANCE RATIOS
Annualized Return on Average Assets	1.04%	1.03%	1.12%	0.99%	1.09%
Annualized Return on Average Equity	11.69%	11.59%	13.15%	11.12%	12.84%
Net Interest Margin	3.82%	4.02%	3.76%	3.95%	3.82%
Efficiency Ratio (1)	66.71%	63.00%	62.13%	66.02%	61.46%
Net Overhead Expense to Average Earning Assets (2)	2.15%	2.03%	1.75%	2.14%	1.70%

ASSET QUALITY RATIOS
Annualized Net Charge-offs to Average Loans	0.23%	0.33%	0.32%	0.25%	0.29%
Allowance for Loan Losses to Period End Loans	1.25%	1.22%	1.07%
Non-performing Assets to Period End Assets	0.90%	1.03%	0.85%
Non-performing Loans to Period End Loans	1.00%	1.12%	0.94%
Loans 30-89 Days Past Due to Period End Loans	0.64%	0.81%	0.91%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
Average Assets	$1,279,199	$1,238,386	$1,201,263	$1,230,596	$1,174,583
Average Earning Assets	$1,195,609	$1,156,557	$1,113,173	$1,148,401	$1,086,465
Average Total Loans	$890,740	$903,917	$892,435	$891,322	$880,630
Average Demand Deposits	$156,644	$147,437	$149,137	$149,673	$140,962
Average Interest Bearing Liabilities	$996,020	$966,905	$937,170	$957,587	$920,063
Average Equity	$113,640	$110,151	$101,973	$109,887	$99,711

Period End Non-performing Assets (3)	$11,156	$12,676	$10,168
Period End Non-performing Loans (4)	$8,793	$9,928	$8,350
Period End Loans 30-89 Days Past Due (5)	$5,625	$7,152	$8,061

Tax Equivalent Net Interest Income	$11,490	$11,690	$10,486	$45,323	$41,525
Net Charge-offs during Period	$522	$757	$710	$2,256	$2,512

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.
(5)	Loans 30-89 days past due and still accruing.